UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2016

TRACK GROUP, INC.

(Exact name of Registrant as specified in its Charter)

Utah	000-23153	87-0543981
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

405 South Main Street, Suite 700, Salt Lake City, UT 84111
(Address of principal executive offices)

(801) 451-6141
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Track Group, Inc. (the “Company”) today announced the appointment of Ms. Karen Macleod to the Company’s Board of Directors, effective January 1, 2016. A copy of the press release is attached to this Current Report on Form 8-K and is incorporated by reference herein.

Ms. Macleod is the former President of Tatum LLC, a New York-based professional services firm owned by Randstad, a position she served in from 2011-2014.  Prior to her time with Tatum, Ms. Macleod was a co-founder of Resources Connection (NASDAQ:RECN), now known as RGP, a multinational professional services firm founded as a division of Deloitte in June 1996. Ms. Macleod served in several positions for RGP, including as a director from 1999- 2009 and President, North America from 2004-2009. Prior to RGP, Ms. Macleod held several positions in the audit department of Deloitte between 1985-1994. Ms. Macleod currently serves as a director for A-Connect (Schweiz) AG, a privately held, swiss-based global professional services firm and was a director for Overland Solutions from 2006-2013.  Ms. Macleod holds a Bachelor of Science in Business/Managerial Economics from the University of California, Santa Barbara.

There are no related party transactions between the Company and Ms. Macleod that would require disclosure under Item 404(a) of Regulation S-K, nor are there any arrangements or understandings in connection with Ms. Macleod’s appointment to the Board.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACK GROUP, INC.

Date: January 5, 2016	By:	/s/ John R. Merrill
John R. Merrill
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated January 5, 2016